Exhibit 10.1

Stock option plan 2001

UNANIMOUS WRITTEN CONSENT OF THE
BOARD OF DIRECTORS OF BIDZ.COM, INC.

A California Corporation

The undersigned, being all of the directors of Bidz.com, Inc., a California corporation (the “Corporation”), acting by unanimous written consent in lieu of a meeting pursuant to their authority to do so in the Bylaws of the Corporation and in Section 307 of the California Corporation Code, hereby adopt the following resolutions:

RESOLVED, that the executive officers of the Corporation are hereby authorized and directed to execute all documents and take all action which they deem necessary or appropriate in order to cause the Corporation to adopt the Bidz.com, Inc. 2001 Stock Option Plan for Directors, Officers, Employees and Key Consultants (the “Plan”), a copy of which is attached to these resolutions as Exhibit A, and the Plan is hereby adopted, subject to shareholder ratification on or before January 24, 2002.

RESOLVED FURTHER, that the Plan authorize the issuance of up to 900,000 shares of the Corporation’s Common Stock pursuant to the grant and exercise of up to 900,000 stock options.

RESOLVED FURTHER, that the Plan contain the other terms and conditions set forth in the Plan attached to these resolutions as Exhibit A.

RESOLVED FURTHER, that stock options under the Plan may be granted to persons and on terms determined by the Company’s Board of Directors or Chief Executive Officer from time to time in accordance with the Plan, provided that the Board of Directors must approve the grant of any stock options to the Chief Executive Officer of the Corporation.

RESOLVED FURTHER, that the Chief Executive Officer of the Corporation is hereby authorized and directed to execute all documents and to take all action which he deems necessary or appropriate in order to issue up to 900,000 warrants to purchase up to 900,000 shares of the Company’s common stock from time to time as incentive compensation for consultants and employees of the Company, other than the Chief Executive Officer, or for other valid purposes determined by the Chief Executive Officer in his business judgment, on such terms and conditions as the Chief Executive Officer may determine.

This Unanimous Written Consent of the Board of Directors of Bidz.com, Inc. is hereby executed and is effective as of January 24, 2001.

/s/ David Zinberg
David Zinberg, Chairman of the Board of Directors

2

Bidz.com, Inc.
Stock Option Plan
for Directors, Executive Officers, and Employees of
and Key Consultants to Bidz.com, Inc.

1.                                      Purpose.  The purpose of this Stock Option Plan is to promote the interests of Bidz.com, Inc. (“Company”) and its shareholders by enabling it to offer stock options to better attract, retain, and reward directors, executive officers, and employees of and key consultants to the Company and any other future subsidiaries that may qualify under the terms of this Plan.  The goal is to strengthen the mutuality of interests between those persons and the shareholders of the Company by providing those persons with a proprietary interest in pursuing the Company’s long-term growth and financial success.

2.                                      Definitions.  For purposes of this Plan, the following terms shall have the meanings set forth below.

(a)                                  “Board” means the Board of Directors of Bidz.com, Inc.

(b)                                 “Code”  means the Internal Revenue Code of 1986, as amended.  Reference to any specific section of the Code shall be deemed to be a reference to any successor provision of the Code.

(c)                                  “Committee” means the administrative committee of this Plan that is provided in Section 1 below.

(d)                                 “Common Stock” means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

(e)                                  “Company” means Bidz.com, Inc., a California corporation, or any successor corporation.  Except where the context indicates otherwise, the term “Company” shall include its Parent and Subsidiaries.

(f)                                    “Director” means any person who serves as a member of the Board of Directors of Bidz.com, Inc. “Outside Director” means any person who serves as a member of the Board of Directors of Bidz.com, Inc. and is not a full-time employee of Bidz.com, Inc. or its subsidiaries.

(g)                                 “Disabled” means permanent and total disability, as defined in Code Section 22(e)(3).

(h)                                 “Employee” means any person who is employed by Bidz.com, Inc. or any Subsidiary or Parent of the Company on a full or part-time basis, so that they have income taxes withheld and are eligible to participate in employee benefits programs.  Such person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless re-employment upon expiration of such leave is guaranteed by statute or contract. If employment upon expiration of leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(i)                                     “Exchange Act” means the Securities Exchange Act of 1934.

(j)                                     “Fair Market Value” per share means, on any given date:

(1)                                  The last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System (“NMS”) or in case no such reported sale takes place, the average of the closing bid and ask prices on such date; or

(2)                                  If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system; or

(3)                                  If not quoted on any system, the fair market value indicated by the last appraisal of the Company by a professional appraiser or certified public accounting firm; or

(4)                                  If not quoted on any system or valued by appraisal, the fair market value determined by the Company’s Board of Directors in good faith.

(k)                                  “Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to be an incentive stock option within the meaning of Section 422 of the Code.

(l)                                     “Insider” means a person who is subject to the provisions of Section 16 of the Exchange Act.

(m)                               “Key Consultant” means a person who is engaged by Bidz.com, Inc. or its Subsidiaries as a non-employee to perform tasks on a contractual basis over a sufficient period of time that he or she satisfies the eligibility criteria set forth by the Securities and Exchange Commission for a non-employee to participate in a registered stock option plan.

(n)                                 “Non-Qualified Stock Option” means any option to purchase shares of Common Stock that is not an Incentive Stock Option.

(o)                                 “Officer” is an employee of Bidz.com, Inc. or its Subsidiaries who is granted the authority to commit the corporation to binding agreements and to function as one of the executives of Bidz.com, Inc. or its Subsidiaries.

(p)                                 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(q)                                 “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Section 424(e) of the Code.

(r)                                    “Participant” means a person who has been granted an Option.

(s)                                  “Plan” means this Bidz.com, Inc. Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to Bidz.com, Inc. and its Subsidiaries, as it may be amended from time to time.

(t)                                    “Securities Act” means the Securities Act of 1933, as amended.

(u)                                 “Severance” means, with respect to a Participant, the termination of the Participant’s provision of services to the Company as an employee and officer and director and consultant, as the case may be, whether by reason of death, disability, or any other reason. A Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant’s rights to reemployment or reappointment are guaranteed by statute or contract.

(v)                                 “Subsidiary” means any corporation or entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

(w)                               “Ten Percent Shareholder” means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the stock of the Company.

3.                                      Administration.

(a)                                  This Plan shall be administered by a Committee appointed by the Board.  The Board may remove members from, or add members to, the Committee at any time.

(b)                                 The Committee shall be composed of the members of the Compensation Committee of the Company’s Board of Directors and any other members that the Board of Directors sees fit to appoint.

(c)                                  The Committee may conduct its meetings in person or by telephone.  A majority of the members of the Committee shall constitute a quorum, and any action shall constitute action of the Committee if it is authorized by:

(i)                                     A majority of the members present at any meeting; or

(ii)                                  The unanimous consent of all of the members in writing without a meeting.

(d)                                 The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan.  All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

(e)                                  The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options to Insiders.

(f)                                    Subject to the limitations of Section 13 below, the Committee is expressly authorized to make such modifications to this Plan as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

4.                                      Duration of Plan.

(a)                                  This Plan shall be effective as of January 24, 2001, the date of its adoption by the Board, provided this Plan is approved by the majority of the Company’s shareholders, in accordance with the provisions of Code Section 422, on or prior to twelve (12) months after its adoption.  In the event that this Plan is not so approved, this Plan shall terminate and any Options granted under this Plan shall be void and have no further effect.

(b)                                 This Plan shall terminate on January 24, 2011, except with respect to Options then outstanding.

5.                                      Number of Shares.

(a)                                  The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be nine hundred thousand (900,000) shares of Common Stock.  This aggregate number may be adjusted from time to time as set forth in Section 13 of this Plan.

(b)                                 Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, any shares of Common Stock remaining unissued shall again become available for the granting of additional Options.

6.                                      Eligibility.  Persons eligible for Options under this Plan shall be limited to the directors, executive officers, and employees of and key consultants to Bidz.com, Inc. and its Subsidiaries.

7.                                      Form of Options.  Options granted under this Plan may be Incentive Stock Options or Non-Qualified Stock Options.  Options shall be subject to the following terms and conditions:

(a)                                  Options may be granted under this Plan on such terms and in such form as the Committee may approve, including by not limited to the right to exercise Options on a cashless basis, which conditions shall not be inconsistent with the provisions of this Plan.

(b)                                 The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option.  The exercise price of an option, determined on the date of the grant, shall be no less than:

(i)                                     One hundred ten percent (110%) of the Fair Market Value of the Common Stock in the case of a Ten Percent Shareholder; or

(ii)                                  One hundred percent (100%) of the Fair Market Value of the Common Stock in the case of any other employee.

(c)                                  An Option shall be exercisable at such time or times and be subject to such terms and conditions as may be set forth in the Option.  Except in the case of Options granted to Officers, Directors, and Consultants. Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

(d)                                 The Committee may modify an existing Option, including the right to:

(i)                                     Accelerate the right to exercise it;

(ii)                                  Extend or renew it; or

(iii)                               Cancel it and issue a new Option.

(e)                                  No modification may be made pursuant to Paragraph (d) above to an Option that would impair the rights of the Participant holding the Option without his or her consent.  Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Section 424(h) of the Code.

(f)                                    The aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422. Should anyone exercise Incentive Stock Options that exceed this limit, such options will be treated as non-qualified stock options for tax purposes.

8.                                      Issuance of Options.

Stock Options will be granted from time to time in the future on the terms and conditions recommended by the Committee and approved by the Company’s Board of Directors.  Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Committee, executed by the Company and the person to whom such Option is granted.  The stock option agreement shall specify whether each Option it evidences is a Non-Qualified Stock Option or an Incentive Stock Option.

9.                                      Vesting Requirement and Performance Threshold.

The vesting requirements, performance thresholds and other terms and conditions of Options which may be granted under this Plan from time to time, if any, will be determined and approved by the Committee and the Board of Directors; provided, that in all cases unvested Options will automatically expire and be canceled on the date of the Severance of an Employee or Insider who holds such Options except as otherwise specifically provided in future amendments to the Plan, or in specific stock option agreements approved by the Board of Directors on a case by case basis.

10.                               Termination of Options.

(a)                                  Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates.

(i)                                     The date which is ten (10) years from the date on which the Option is granted or five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

(ii)                                  If the Participant was Disabled at the time of Severance, the date of the Severance of the Participant to whom the Option was granted, with respect to unvested Options, and the date which is one (1) year from the date of the Severance, with respect to vested Options.

(iii)                               The date of Severance of the Participant to whom the Option was granted, with respect to unvested Options, and the date which is ninety (90) days from the date of the Severance of the Participant to whom the Option was granted, with respect to vested Options.

(iv)                              The date which is ninety (90) days after the death of the Participant, with respect to vested Options, and the date of death of the Participant, in the case of unvested Options.

(v)                                 In the case of any Severance other than one described in Subparagraphs (ii) or (iii) above, the date of the Participant’s Severance, with respect to unvested Options, and the date that is ninety (90) days from the date of the Participant’s Severance, with respect to vested Options.

11.                               Non-transferability of Options.

(a)                                  During the lifetime of the Participant, each Option is exercisable only by the Participant.

(b)                                 No Option under this Plan shall be assignable or transferable, except by will or the laws of descent and distribution.

12.                               Adjustments.

(a)                                  In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification), the Committee shall authorize such adjustments as it may deem appropriate with respect to:

(i)                                     The aggregate number of shares of Common Stock for which Options may be granted under this Plan;

(ii)                                  The number of shares of Common Stock covered by each outstanding Option; and

(iii)                               The exercise price per share in respect of each outstanding Option.

(b)                                 The Committee may also make such adjustments in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

13.                               Amendment and Termination.  The Board may at any time amend or terminate this Plan.  The Board may not, however, without the approval of the majority-in-interest of the shareholders of the Company, amend the provisions of this Plan regarding:

(a)                                  The class of individuals entitled to receive Incentive Stock Options.

(b)                                 The aggregate number of shares of Common Stock that may be issued under the Plan, except as provided in Section 12 of this Plan.

(c)                                  To the extent necessary to comply with Rule 16(b) under the Exchange Act, the Board may not make any amendment without approval of the majority-in-interest of the shareholders of the Company that would:

(i)                                     Materially increase the aggregate number of shares of Common Stock which may be issued to Insiders (except for adjustments under Section 12 of this Plan);

(ii)                                  Materially modify the requirements as to the eligibility of Insiders to participate; or

(iii)                               Materially increase the benefits accruing to Insiders under this Plan.

14.                               Tax Withholding.

(a)                                  The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

(b)                                 If Common Stock is used to satisfy the Company’s tax withholding obligations, the stock shall be valued based on its Fair Market Value when the tax withholding is required to be made.

15.                               No Additional Rights.

(a)                                  The existence of this Plan and the Options granted hereunder shall not affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law.

(b)                                 Neither the adoption of this Plan nor the granting of any Option shall confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

(c)                                  No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date a certificate for such shares has been issued to the Participant following the exercise of the Option.

16.                               Securities Law Restrictions.

(a)                                  No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

(b)                                 The Committee may require certain investment or other representations and undertakings by the Participant (or other person acquiring the right to exercise the Option by reason of the death of the Participant) in order to comply with applicable law,

(c)                                  Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable.  The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

17.                               Employment or Consulting Relationship.  Nothing in the Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or any of its Parents or Subsidiaries to terminate any Participant’s employment or consulting at any time, nor confer upon any Participant any right to continue in the employ of, or consult with, the Company or any of its Parents or Subsidiaries.

18.                               Market Standoff.  Each Participant, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during a specified period following the effective date of a registration statement of the Company filed under the Securities Act not to exceed six months; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of the Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such six month period.

19.                               Special Vesting Provisions.  Notwithstanding anything else in the Plan to the contrary, all outstanding Options granted to any officer, director, or employee of or key consultant to the Company which have not vested will accelerate to a date at least ten (10) business days prior to the closing date of a sale by the Company of all or substantially all of its assets, a merger of the Company with another company, the sale or issuance of more than 50% of the total issued and outstanding voting stock of the Company to another party or parties in a single transaction or in a series of related transactions, resulting in a change of control of the Company, or a similar business combination or extraordinary transaction involving the Company.  The exercise of Options the vesting of which has accelerated pursuant to this Amendment shall not be effective until the closing date of an above-referenced extraordinary transaction or business combination.  Vested Options under this Amendment shall terminate on the date of the closing of the event causing the vesting of the Options to accelerate.  The vesting of the Options is conditioned upon the closing of the transaction that causes the vesting of the Options to accelerate.  If said transaction does not close within 30 days from the acceleration date, than the vesting of the accelerated Options will not be effective, and the Options shall revert to their original vesting schedule, subject to acceleration again in accordance with this Amendment if another extraordinary transaction or business combination is proposed and closes.

20.                               Shareholder’s Agreement.  Each Participant who acquires Common Stock through the exercise of Options, if so requested by the Company, shall execute a Shareholder’s Agreement which provides for the disposition of the Common Stock in the event the Participant seeks to dispose of his Common Stock or incurs a Severance.

21.                               Indemnification.  To the maximum extent permitted by law, the Company shall Indemnify each member of the Board and of the Committee, as well as any other Employee of or Key Consultant to the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under this Plan, unless the losses are due to the individual’s gross negligence or lack of good faith.

22.                               Governing Law.  This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California.  The venue for any legal proceeding under this Plan will be in the appropriate forum in the County of Los Angeles, State of California.

Date: January 24, 2001	Bidz.com, Inc. a California Corporation

	By:	/s/ David Zinberg
David Zinberg, Chief Executive Officer, President and Chairman of the Board of Directors